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                                                                   Exhibit 23.01

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements No. 333-101907, No. 333-62944, No. 333-24483, No. 333-46482, No. 33-62198 and No.
33-57223 of Cardinal Health, Inc. on Form S-3, Registration Statements No. 333-62938 and No. 333-74761 of Cardinal Health, Inc. on Form S-4, and Registration Statements No. 33-20895, No. 33-38022, No. 33-52537, No. 33-38021,
No. 33-52539, No. 333-42357, No. 333-52535, No. 33-64337, No. 333-72727, No.
333-91849, No. 33-63283, No. 33-63283-01, No. 333-01927-01, No. 333-11803-01,
No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, No. 333-56655-01, No.
333-71727, No. 333-68819-01, No. 333-90417, No. 333-90423, No. 333-90415, No.
333-92841, No. 333-38198, No. 333-38190, No. 333-38192, No. 333-56006, No.
333-56008, No. 333-56010, No. 333-53394, No. 333-91598, No. 333-91600, No.
333-102369 and No. 333-100564 of Cardinal Health, Inc. on Form S-8, of our report dated July 30, 2003, except for Note 20, as to which the date is September 11, 2003, with respect to the consolidated financial statements and the financial statement schedule of Cardinal Health, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the years ended June 30, 2003 and 2002. The consolidated financial statements and financial statement schedule of Cardinal Health, Inc. for the year ended June 30, 2001, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those statements in their report dated July 27, 2001.


/s/ Ernst & Young LLP

Ernst & Young LLP
Columbus, Ohio
September 26, 2003